UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2015

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 706-2960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On May 14, 2015, TransDigm Group Incorporated (“TransDigm Group”) issued a press release (the “Press Release”) announcing that its wholly-owned subsidiary, TransDigm Inc., had (i) successfully completed the previously announced private offering of $450 million aggregate principal amount of 6.500% Senior Subordinated Notes due 2025, (ii) received the funding of an additional incremental term loan of $1.04 billion and (iii) completed the previously announced purchase of the assets of the aerospace business of Pexco LLC for approximately $496 million in cash.

A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K and in the Press Release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being furnished with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Terrance M. Paradie
Name:	Terrance M. Paradie
Title:	Executive Vice President and Chief Financial Officer

Dated: May 14, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release.